UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Reported Event:   April 27, 2009

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-134073	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Qinling Road, Yingbin Road Centralized Industrial Park Harbin Development Zone, Heilongjiang, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

150078
(Zip Code)

86-451-84346600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On April 27, 2009, as a part of the Chinese tax authorities’ detailed implementation of the Enterprise Income Tax Law (“EIT”), which became effective on January 1, 2008, the Company was informed that the effective corporation income tax rate of its wholly-owned subsidiary, Harbin Xinda Macromolecule Material Co., Ltd. (“Xinda”), shall increase from the previously promulgated rate of 7.5% to 15% for the period from January 1, 2008 to December 31, 2010. Under the new tax law, Xinda will no longer be exempt from the Income Tax for Foreign Investment Enterprises (“FEIT”) in the manufacturing sector for two years starting in the first year it became profitable, nor receive a 50% reduction in the FEIT for the subsequent three years, or a “two plus three” tax holiday. The Company estimates that the implementation of new corporate income tax rate will result in an increase in Xinda’s corporate income tax liability by approximately $10,000 for the fiscal year ended December 31, 2008. The majority of the Company’s net income for the period was from the Research Institute, which is a separate entity and whose income is exempt from the income tax under the current law of China. Since this change does not have a material effect on the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, the Company’s management has decided not to amend the Form 10-K filed on March 23, 2009. The Company will properly disclose the new effective income tax rate in all its future filings.

Prior to January 1, 2008, Foreign Investment Enterprises were subject to the FEIT. Under that law, Foreign Investment Enterprises were generally subject to an income tax rate of 33% on all income, including foreign income. Qualified Foreign Investment Enterprises would receive a reduced national tax rate of 24% or 15%. Qualifying Foreign Investment Enterprises in the manufacturing sector were exempted from the FEIT for two years starting in the first year they became profitable, and received a 50% reduction in the FEIT for the subsequent three years, or a “two plus three” tax holiday. As such Xinda was exempt from paying the FEIT for 2007 and 2006.

Under the EIT, a uniform tax rate of 25% will be applicable to both domestic and Foreign Investment Enterprises. For existing Foreign Investment Enterprises, the increased tax rate will be phased in. In addition to the rate increase, a majority of the favorable tax treatments currently enjoyed by Foreign Investment Entities are abolished, including the two plus three tax holiday, tax rate reductions relating to businesses located in specified regions of the country and income tax refunds for re-investments in China. Under the new law, Xinda will be subject to the new tax rates and will lose the “two plus three” tax holiday Xinda would have been entitled to under the old law. However, as a recipient of the High-Technology Enterprise Certificate from the Chinese government, Xinda will be entitled to a rebate of a portion of the EIT. This rebate will reduce Xinda effective EIT tax rate to 15% from January 1, 2008 to December 31, 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2009

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han Title: Chief Executive Officer